Exhibit 99.1
Coleman Cable, Inc. Provides Preliminary Fourth-Quarter 2008 Results;
Announces Date for Fourth-Quarter and Year-End 2008 Earnings Press Release
and Conference Call Webcast
WAUKEGAN, Ill., March 2, 2009 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, today announced preliminary fourth-quarter 2008 financial results. We will announce final fourth-quarter results in our earnings release scheduled for March 12, 2009 in connection with the filing of our 2008 Annual Report on Form 10-K.
Fourth-Quarter 2008 Preliminary Results
For the fourth quarter, we expect net sales to be approximately $182 million, which is below our previous estimate of net sales between $190 million and $215 million. In addition, we expect to record between ($1.0) million and $1.0 million of Adjusted EBITDA for the fourth quarter of 2008, which compares to our previous estimated range of between $13.0 million and $18.0 million. On an Adjusted EPS basis, which excludes the impact of restructuring expenses and the below-described non-cash asset impairment charges, we expect to record a loss of between $0.55 and $0.63 per diluted share for the quarter. This compares to our previous estimate of $0.03 to $0.15 of Adjusted EPS per diluted share.
The deteriorating economic environment and our previously announced customer rationalization initiatives have led to significant downsizing of our OEM segment. As a result, we expect to record fourth quarter, non-cash impairment charges of between $23.0 million to $30.0 million related to certain of our long-lived assets and goodwill, primarily within our OEM segment. Accordingly, on a GAAP basis, we expect to record a fourth quarter net loss of between $28.3 million and $34.4 million, or between ($1.68) and ($2.05) per diluted share. We are continuing the process of closing our books for the year and have not yet completed our analysis of certain items, including but not limited to the above-noted impairment testing and income taxes. The completion of these items could result in additional amounts of income or expense not currently reflected in the above-noted preliminary results. A reconciliation of our expected earnings per share for the fourth quarter on a GAAP basis to an Adjusted EPS basis is presented below along with a reconciliation of EBITDA to Adjusted EBITDA.
We ended 2008 with approximately $273 million in total debt, representing a reduction of nearly $60 million compared to total debt of $331 million outstanding at the end of the third quarter of 2008. In addition, as of February 28, 2009 we had no outstanding borrowings against our revolving credit facility which also provided approximately $88 million in availability and matures in 2012. As of February 28, 2009, we have no required debt repayments until our senior notes mature in 2012.
Management Comments and Expense Reduction Initiatives
Commenting on the fourth quarter, Gary Yetman, president and CEO, said, “Our business was hard hit in the quarter by the combined impact of a rapid decline in copper prices and significant contraction in
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demand across most of our channels. Volumes declined throughout the quarter, with the rate of decline accelerating in the latter several weeks of the quarter reflecting a very challenging and deteriorating economic environment. In response to these circumstances, we have and will continue to adjust our capacity and reduce our costs where possible to match the reduced demand levels.
“In this regard, at the end of February we further scaled back our workforce, reducing total headcount and further reducing work schedules within our plants. Including the most-recent reductions, we have lowered our headcount by over 600 people, or nearly 40 percent, during the past 13 months.”
Mr. Yetman concluded, “While operating results have been disappointing, we have generated significant cash flow and continue to be in a strong financial position. We significantly paid down our debt during the quarter which demonstrates our commitment to proactively managing our business to mitigate the effects of current market conditions. In addition, we have approximately $100 million in combined credit availability under our revolver and cash on hand, and we have no required long-term debt repayments until 2012.”
Non-GAAP Results
In an effort to better assist investors in understanding its financial results, the Company uses Adjusted Earnings Per Share (EPS), and Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), which are both measures not defined under accounting principles generally accepted in the United States (GAAP). Management believes these numbers are useful to investors in understanding the results of operations because they illustrate the impact that interest, taxes, depreciation, amortization, and other non-recurring and/or non-cash charges had on results.

	High		Low
Fourth Quarter 2008	000’s $	EPS	000’s $	EPS

GAAP Earnings Estimate	(28,260)	(1.68)	(34,439)	(2.05)
Less Pre-tax Impact of:
Restructuring Expenses	4,644		4,644
Impairment expenses	23,000		30,000
Tax impact of above at blended effective rate	(8,666)		(10,860)

Adjusted Earnings and EPS Estimate	(9,282)	(0.55)	(10,655)	(0.63)

Unadjusted EBITDA Estimate	(26,644)		(35,644)
Less Impact of:
Restructuring Expenses	4,644		4,644
Impairment expenses	23,000		30,000

Adjusted EBITDA Estimate	1,000		(1,000)
Webcast
Coleman Cable has scheduled its fourth quarter 2008 earnings release for Thursday, March 12, 2009 and its fourth quarter conference call for Friday, March 13, 2009, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of Coleman Cable’s conference call, along with accompanying visuals, will be available
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through the Company’s website at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.
About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.
Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:
•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	general economic conditions and changes in the demand for Coleman Cable’s products by key customers;

•	the consummation of acquisitions;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in Coleman Cable’s manufacturing and integration consolidations;

•	changes in the cost of labor or raw materials, including PVC and fuel costs;

•	inaccuracies in purchase agreements relating to acquisitions;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	unforeseen developments or expenses with respect to Coleman Cable’s business acquisition, integration and consolidation efforts; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors” in Coleman Cable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007

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In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
CCIX-G
Investor Contacts:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

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